WAIVER TO CREDIT AGREEMENT


     WAIVER, dated as of March 15, 2005 (this "Waiver"), by and among Foamex L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lenders party hereto, and Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as administrative agent (in such capacity, and any successor in such capacity, the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto and the Administrative Agent entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed, subject to certain terms and conditions, to make term loans to the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent desire to waive a certain provision of the Credit Agreement;

     NOW,  THEREFORE,  subject to the condition precedent set forth in Section 3
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

     2.  Waiver and Consent.

          (a)  Pursuant to the request of the Borrower  and in  accordance  with
Section 11.1 of the Credit Agreement, the Majority Lenders hereby waive compliance with the Fixed Charge Coverage Ratio set forth in Section 7.24 of the Credit Agreement for the four consecutive fiscal quarter period of Foamex ending on or about December 31, 2004.

          (b) The waiver set forth in Section 2(a) above (i) shall be effective only in this specific instance and for the specific purposes set forth herein, and (ii) does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

     3. Conditions. This Waiver shall become effective only upon receipt by the Administrative Agent of counterparts of this Waiver, duly executed by the Borrower, the Guarantor, the Administrative Agent and the Majority Lenders.

     4. References to Credit Agreement. From and after the effectiveness of this Waiver and the waiver contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as modified by this Waiver, and all references in other documents to the Credit Agreement shall mean such agreement as modified by this Waiver.

     5. Continued Effectiveness of the Financing Agreement.

          (a) Ratification and Confirmation. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and each of the Borrower and the Guarantors hereby ratifies its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

          (b) No Waivers. Except as otherwise expressly provided herein, this Waiver is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document shall not operate as an amendment of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any Loan Document, nor shall it constitute an amendment of any provision of the Credit
Agreement or any other Loan Document, and the Administrative Agent and the Lenders expressly reserve all of their rights and remedies under the Credit Agreement and the other Loan Documents, under applicable law or otherwise.

     6. Miscellaneous.

          (a) Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Waiver by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Waiver.

          (b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

          (c) Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

          (d) Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Waiver and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Administrative Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   FOAMEX L.P.

                                   By: FMXI, Inc., its Managing General Partner


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------


                                   FMXI, INC.


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------


                                   FOAMEX INTERNATIONAL INC.


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Senior Vice President
                                           ------------------------------


                                   FOAMEX CANADA INC.


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Treasurer
                                           ------------------------------


                                   FOAMEX CAPITAL CORPORATION


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------

                                   FOAMEX LATIN AMERICA, INC.


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------


                                   FOAMEX MEXICO, INC.


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------


                                   FOAMEX MEXICO II, INC.


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------


                                   FOAMEX ASIA, INC.


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------


                                   FOAMEX CARPET CUSHION LLC


                                   By:     /s/ George L. Karpinski
                                           ------------------------------
                                   Title:  Vice President
                                           ------------------------------

                                   SILVER POINT FINANCE, LLC,
                                      as Administrative Agent


                                   By:     /s/ Jeffrey A. Gelfand
                                           ------------------------------
                                   Title:  Authorized Signatory
                                           ------------------------------


                                   FIELD POINT I, LTD.


                                   By:     /s/ Jeffrey A. Gelfand
                                           ------------------------------
                                   Title:  Authorized Signatory
                                           ------------------------------


                                   FIELD POINT II, LTD.


                                   By:     /s/ Jeffrey A. Gelfand
                                           ------------------------------
                                   Title:  Authorized Signatory
                                           ------------------------------


                                   SIL LOAN FUNDING LLC


                                   By:     /s/ Jason Trala
                                           ------------------------------
                                   Title:  Attorney-in-Fact
                                           ------------------------------


                                   A3 FUNDING LP, on its own behalf and on
                                      behalf of its affiliate assigns

                                   By:  A3 Fund Management LLC,
                                          its General Partner


                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------


                                   SSIG SPF ONE LQ, LLC


                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------

                                   SPCP GROUP, LLC


                                   By:     /s/ Jeffrey A. Gelfand
                                           ------------------------------
                                   Title:  Authorized Signatory
                                           ------------------------------


                                   SPCP GROUP III, LLC


                                   By:     /s/ Jeffrey A. Gelfand
                                           ------------------------------
                                   Title:  Authorized Signatory
                                           ------------------------------